UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	000-21671	35-1887991
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

107 North Pennsylvania Street, Suite 700 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 261-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The National Bank of Indianapolis Corporation (the “Company”) held its annual meeting of shareholders on June 16, 2011. The final voting results relating to the matters voted on at the 2011 annual meeting of shareholders are set forth below.
1. The three persons nominated to serve as directors of the Company received the following number of votes and were elected as directors, with each to serve a three-year term expiring in 2014:

			BROKER
NAME	FOR	WITHHELD	NON-VOTES
Andre B. Lacy	1,691,135	7,183	-0-
Morris L. Maurer	1,695,631	2,687	-0-
Nathan J. Feltman	1,695,759	2,559	-0-
2. The appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011 was ratified by the following shareholder vote:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
1,693,608	-0-	4,709	-0-
3. By the following vote, the shareholders approved an advisory vote on 2010 compensation paid to named executive officers:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
1,648,683	12,171	37,464	-0-
4. By the following vote, the shareholders voted, on an advisory basis, to hold future advisory votes on executive compensation every three years:

EVERY	EVERY 2	EVERY 3		BROKER
YEAR	YEARS	YEARS	ABSTAIN	NON-VOTES
473,669	192,731	1,011,661	20,257	-0-

Based on this result and in accordance with the previous recommendation of the Company’s Board of Directors, the Company will hold a nonbinding, advisory vote on the compensation of its named executive officers every three years until the next required vote on the frequency of shareholder votes on executive compensation.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 22, 2011

THE NATIONAL BANK OF INDIANAPOLIS CORPORATION
By:	/s/ Debra L. Ross
Debra L. Ross, Chief Financial Officer

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